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                                                                     EXHIBIT 4.8



                          [__] SUPPLEMENTAL INDENTURE

                                    BETWEEN

                           STERLING BANCSHARES, INC.

                                      AND

                             BANKERS TRUST COMPANY,
                                   AS TRUSTEE

                       DATED AS OF ____________, _______
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                               TABLE OF CONTENTS*

                                                              PAGE
                                                              ----

ARTICLE I DEFINITIONS..........................................  2

 Section 1.1  Definition of Terms..............................  2

ARTICLE II GENERAL TERMS AND CONDITIONS OF THE DEBENTURES......  4

 Section 2.1  Designation and Principal Amount.................  4
 Section 2.2  Maturity.........................................  4
 Section 2.3  Form and Payment.................................  4
 Section 2.4  Global Debenture.................................  5
 Section 2.5  Interest.........................................  6

ARTICLE III PREPAYMENT OF THE DEBENTURES.......................  7

 Section 3.1  Special Event Prepayment.........................  7
 Section 3.2  Optional Prepayment by Company...................  8
 Section 3.3  No Sinking Fund..................................  8

ARTICLE IV EXTENSION OF INTEREST PAYMENT PERIOD................  8

 Section 4.1  Extension of Interest Payment Period.............  8
 Section 4.2  Notice of Extension..............................  9
 Section 4.3  Limitation of Transactions....................... 10

ARTICLE V CHANGE OF STATED MATURITY DATE....................... 10

 Section 5.1  Change of Stated Maturity Date................... 10
 Section 5.2  Notice of Change of Stated Maturity Date......... 11

ARTICLE VI EXPENSES............................................ 11

 Section 6.1  Payment of Expenses.............................. 11
 Section 6.2  Payment Upon Resignation or Removal.............. 12

ARTICLE VII COVENANT TO LIST ON EXCHANGE....................... 12

 Section 7.1  Listing on an Exchange........................... 12

ARTICLE VIII FORM OF DEBENTURE................................. 13

 Section 8.1  Form of Debenture................................ 13

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ARTICLE IX ORIGINAL ISSUE OF DEBENTURES............................ 13

 Section 9.1  Original Issue of Debentures......................... 13

ARTICLE X MISCELLANEOUS............................................ 13

 Section 10.1 Ratification of Indenture............................ 13
 Section 10.2 Trustee Not Responsible for Recitals................. 13
 Section 10.3 Governing Law........................................ 13
 Section 10.4 Counterparts......................................... 14

*THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART OF
 THIS [__] SUPPLEMENTAL INDENTURE.

                                      ii
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                          [__] SUPPLEMENTAL INDENTURE
                                    BETWEEN
                           STERLING BANCSHARES, INC.
                                      AND
                             BANKERS TRUST COMPANY

     [__] SUPPLEMENTAL INDENTURE, dated as of _____________, _______ (the "[__] Supplemental Indenture"), between Sterling Bancshares, Inc., a Texas corporation (the "Company"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee") under the Indenture dated as of ______________, 2001 between the Company and the Trustee (the "Indenture").

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debentures to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of such securities to be known as its [__]% Junior Subordinated Debentures due [__] (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this [__] Supplemental Indenture;

     WHEREAS, the Company and Sterling Capital Trust [__], a Delaware statutory business trust (the "Trust"), has offered to the public $[__] aggregate liquidation amount of its [__]% Trust Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $[__] aggregate liquidation amount of its [__]% Trust Common Securities (the "Common Securities"), in $[__] aggregate principal amount of the Debentures; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this [__] Supplemental Indenture and all requirements necessary to make this [__] Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this [__] Supplemental Indenture has been duly authorized in all respects.

     NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

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                                   ARTICLE I
                                  DEFINITIONS

Section 1.1  Definition of Terms.  Unless the context otherwise requires:

        (a) a term defined in the Indenture has the same meaning when used in this [__] Supplemental Indenture;

        (b) a term defined anywhere in this [__] Supplemental Indenture has the same meaning throughout;

        (c) the singular includes the plural and vice versa;

        (d) a reference to a Section or Article is to a Section or Article of this [__] Supplemental Indenture;

        (e) headings are for convenience of reference only and do not affect interpretation;

        (f) the following terms have the meanings given to them in the
Declaration:

                (i)   Administrative Trustee;

                (ii)  Delaware Trustee;

                (iii) Distributions;

                (iv)  Preferred Securities Guarantee;

                (v)   Property Trustee; and

                (vi)  Underwriting Agreement.

        (g) the following terms have the meanings given to them in this Section 1.1(g):

        "Additional Sums" shall have the meaning set forth in Section 2.5(c).

        "Compounded Interest" shall have the meaning set forth in Section 4.1.

        "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

        "Declaration" means the [__] Amended and Restated Declaration of Trust of Sterling Capital Trust [__], a Delaware statutory business trust, dated as of [__].

        "Deferred Interest" shall have the meaning set forth in Section 4.1.

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          "Dissolution Event" means the dissolution of the Trust pursuant to the
     Declaration, and the distribution of the Debentures held by the Property Trustee pro rata to the holders of the Trust Securities in accordance with the Declaration.

          "Extended Interest Payment Period" shall have the meaning set forth in
     Section 4.1.

          "Federal Reserve" means the Board of Governors of the Federal Reserve System.

          "Global Debenture" shall have the meaning set forth in Section 2.4(a).

          "Holder" means any person in whose name at the time a Debenture is registered on the Securities Register.

          "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

          "Initial Optional Prepayment Date" means [__].

          "Investment Company Event" means the receipt by the Trust and the Company of an opinion of counsel, rendered by a law firm experienced in such matters, to the effect that, as a result of a change in law or regulation or a change in the interpretation or application of law or regulation by a legislature body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the date of original issuance of the Preferred Securities of the Trust.

          "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4(a).

          "Prepayment Price" shall have the meaning set forth in Section 3.1.

          "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or any rules, guidelines or policies of any regulatory authority applicable to the Company, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Debentures, the Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 Capital (or its equivalent) for purposes of the Federal Reserve's capital guidelines for bank holding companies; provided, however, that the distribution of the Debentures in connection with the liquidation of the Trust by the Company, as sponsor, and the treatment thereafter of the Debentures as other than Tier 1 Capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

                                       3
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          "Special Event" means an Investment Company Event, Tax Event or a
     Regulatory Capital Event, as the case may be.

          "Stated Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable, together with all accrued and unpaid interest thereon including Compounded Interest and Additional Sums, if any, which date shall be [__].

          "Tax Event" means that the Trust and the Company shall have received an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the original issuance of the Debentures, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                                  ARTICLE II

                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

     Section 2.1  Designation and Principal Amount.

     There is hereby authorized a series of Securities designated the "[__]% Junior Subordinated Debentures due [__]", limited in aggregate principal amount to $[__] which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.4 of the Indenture.

     Section 2.2  Maturity.

     The Debentures shall mature on [__] (the "Stated Maturity Date").

     Section 2.3  Form and Payment.

     Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Company maintained for such purpose pursuant to Section 3.2 of the Indenture; provided, however, that payment of interest with respect to Debentures (other than a Global Debenture) may be made at the option of the Company (i) by check mailed to the Holder

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entitled thereto at such address as shall appear in the Securities Register or
(ii) by wire transfer to an account appropriately designated by the Holder, entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Sums, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

     Section 2.4  Global Debenture.

        (a)  In connection with a Dissolution Event,

                (i) if any Preferred Securities are held in book-entry form, the related Debentures in certificated form shall be presented to the Trustee (if an arrangement with the Depositary has been maintained) by the Property Trustee in exchange for one or more global Debentures in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute one or more Global Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this [__] Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

                (ii) if any Preferred Securities are held in non book-entry certificated form, the related Debentures in certificated form may be presented to the Trustee by the Property Trustee and any certificate which represents Preferred Securities other than Preferred Securities in book-entry form held by the Depositary or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security certificates are presented to the Security Registrar for transfer or reissuance, at which time such Preferred Security certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security certificate or the transferee of the holder of such Preferred Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this [__] Supplemental Indenture. Upon issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

        (b) A Global Debenture shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon; provided, that the aggregate amount of
                                       5
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outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges or redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee, in accordance with instructions given by the Company as required by this Section 2.4.

        (c) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

        (d) If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) the Company at any time determines that the Debentures shall no longer be solely represented by a Global Debenture or (iii) there shall have occurred an Event of Default, then the Company shall execute, and, subject to
Article II of the Indenture, the Trustee, upon written notice from the Company, shall authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture, in exchange for such Global Debenture. In such event the Company shall execute, and, subject to
Section 2.6 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company and a Company Order, shall authenticate and make available for delivery the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture, in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

     Section 2.5  Interest.

        (a) Each Debenture will bear interest at the rate of [__]% per annum (the "Coupon Rate") from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly in arrears on the first day of March, June, September and December of each year and on the Stated Maturity Date (each, an "Interest Payment Date"), commencing on [__], to the Person in whose name such Debenture or any predecessor Debenture is registered at the close of business on the relevant record date, which will be the 15th day of the month immediately preceding the month in which the relevant

Interest Payment Date occurs, except as otherwise provided pursuant to the provisions of Article IV hereof.

        (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full calendar month for which interest is computed, will be computed on the basis of the actual number of days elapsed calendar month. In the event that any Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date that such interest otherwise would have been payable.

        (c) During such time as the Property Trustee is the holder of any Debentures, the Company shall pay any additional amounts on the Debentures as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums"). Whenever in the Indenture, this [__] Supplemental Indenture, or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided, however, that the deferral of the payment of interest pursuant to Section 4.1 or the provisions of the Debentures shall not defer the payment of any Additional Sums that may be due and payable.

                                  ARTICLE III
                         PREPAYMENT OF THE DEBENTURES

     Section 3.1  Special Event Prepayment.

     If, prior to the Initial Optional Prepayment Date, a Special Event has occurred and is continuing, then notwithstanding Section 3.2(a) but subject to
Section 3.2(c), the Company shall have the right, at any time within 180 days following the occurrence of such Special Event, upon (i) not less than 45 days prior written notice to the Trustee, and (ii) not less than 30 days nor more than 60 days prior written notice to the Holders, to prepay the Debentures, in whole (but not in part), at a prepayment price equal to 100% of the principal amount of the Debenture, plus accrued and unpaid interest thereon (including Compounded Interest), if any, and Additional Sums, if any, to the applicable date of prepayment (the "Prepayment Price"). The Prepayment Price shall be paid prior to 12:00 noon, New York City time, on the date of such prepayment or such earlier time as the Company determines, provided that the Company shall deposit with the

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Trustee an amount sufficient to pay the Prepayment Price by 10:00 a.m.,
New York City time, on the date such Prepayment Price is to be paid.

     Section 3.2  Optional Prepayment by Company.

        (a) Subject to the provisions of this Article III, the Company shall have the right to prepay the Debentures, in whole or in part, from time to time, on or after the Initial Optional Prepayment Date, at the Prepayment Price.

     If the Debentures are only partially prepaid pursuant to this Section 3.2, the Debentures to be prepaid shall be selected on a pro rata basis not more than 60 days prior to the date fixed for prepayment from the outstanding Debentures not previously called for prepayment, provided, however, that any such proration may be made on the basis of the aggregate principal amount of Debentures held by each Holder and may be made by making such adjustments as the Company deems fair and appropriate in order that only Debentures in denominations of $25 or integral multiples thereof shall be prepaid. The Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such prepayment or at such earlier time as the Company determines, provided further that the Company shall deposit with the Trustee an amount sufficient to pay the Prepayment Price by 10:00 a.m., New York City time, on the date such Prepayment Price is to be paid.

        (b) Notwithstanding the first sentence of Section 3.2, upon the entry of an order for dissolution of the Trust by a court of competent jurisdiction, the Debentures thereafter will be subject to prepayment, in whole only, but not in part, at the option of the Company, on or after the Initial Optional Prepayment Date, at the Prepayment Price, and otherwise in accordance with this Article III.

        (c) Any prepayment of Debentures pursuant to Section 3.1 or Section 3.2 shall be subject to the Company obtaining the prior approval of the Federal Reserve, if such approval is then required under applicable capital guidelines or policies of the Federal Reserve, and any other required regulatory approvals.

        (d) If a prepayment of some but not all of the Debentures would result in the Preferred Securities ceasing to be quoted on the NASDAQ Stock Market or any successor thereto or result in a delisting of the Preferred Securities from any national securities exchange on which the Preferred Securities are then listed, the Debentures will be subject to prepayment, in whole only, but not in part, by the Company.

     Section 3.3  No Sinking Fund.

     The Debentures are not entitled to the benefit of any sinking fund.

                                  ARTICLE IV

                     EXTENSION OF INTEREST PAYMENT PERIOD

     Section 4.1 Extension of Interest Payment Period. So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods, including the first such quarterly period during such extension period (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarterly period of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Sums and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Securities Register on the first record date preceding the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further defer payments of interest by further extending such period, provided that such period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 20 consecutive quarterly periods, including the first such quarterly period during such Extended Interest Payment Period, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extended Interest Payment Period and the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

     Section 4.2  Notice of Extension.

        (a) If the Property Trustee is the only registered holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, and (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or to holders of the Preferred Securities issued by the Trust, but in any event at least five Business Days before such record date.

        (b) If the Property Trustee is not the only holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any national securities exchange.

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

        (c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarterly periods permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

     Section 4.3  Limitation of Transactions.

     If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1 and the Extended Interest Payment Period is continuing,
(ii) there shall have occurred any event, of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would constitute, an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, or (iii) the Debentures are held by the Property Trustee and the Company shall be in default with respect to its payment obligations under the Preferred Securities Guarantee, then the Company will not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) (other than (1) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (2) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (3) as a result of a reclassification of any class or series of the Company's capital stock solely into another class or series of the Company's capital stock, (4) the purchase of fractional shares resulting from such reclassification or pursuant to the conversion or exchange provisions of such capital stock or any security convertible or exchangeable into shares of the Company's capital stock, and (5) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans); (ii) make any payment of principal, premium, if any, or interest on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Debentures; or (iii) make any guarantee payments (other than payments under the Preferred Securities Guarantee) with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures.

                                   ARTICLE V

                        CHANGE OF STATED MATURITY DATE

     Section 5.1  Change of Stated Maturity Date.

     So long as no Event of Default has occurred and is continuing and subject to Section 5.2(c), the Company shall have the right, at any time, but only once, during the term of the Debentures, to reduce the term of the Debentures by selecting a date, not earlier than the Initial Optional Prepayment Date, as the new "Stated Maturity Date" for the purposes of this [__] Supplemental Indenture and the Debentures; provided that such new "Stated Maturity Date" is an Interest Payment Date and provided further that such new "Stated Maturity Date" shall not be later than [________] or be earlier than any date that has occurred.

     Section 5.2  Notice of Change of Stated Maturity Date.

        (a) If the Property Trustee is the only registered holder of the Debentures at the time the Company designates a new "Stated Maturity Date" pursuant to Section 5.1, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such new "Stated Maturity Date" five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, and (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or to holders of the Preferred Securities issued by the Trust, but in any event at least five Business Days before such record date.

        (b) If the Property Trustee is not the only holder of the Debentures at the time the Company selects a new "Stated Maturity Date" pursuant to Section 5.1, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such new "Stated Maturity Date" at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any national securities exchange.

        (c) It is a condition precedent to the exercise of the Company's right under Section 5.1 that the Company shall have obtained the approval of the Federal Reserve for such exercise, if such approval is then required for such exercise under applicable laws, regulations, capital guidelines or policies of the Federal Reserve, and any other regulatory approval required for such exercise.

        (d) Any selection of a new "Stated Maturity Date" shall have no effect under this [__] Supplemental Indenture unless and until the Company and the Trustee have given the written notices required by Section 5.2(a) or (b). If all such notices have been given in accordance with Section 5.2 (a) or (b), then the new "Stated Maturity Date" selected in accordance with Section 5.1 shall become the Stated Maturity Date for the Debentures with effect from the date specified in such notices.

                                  ARTICLE VI

                                   EXPENSES

     Section 6.1  Payment of Expenses.

     In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

        (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriter payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.6 of the Indenture;

        (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust), the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of assets of the Trust;

        (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration;

        (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust; and

        (e) pay all other fees, expenses, debts and obligations (other than in respect of the Trust Securities).

     The provisions of this Section shall survive the termination of this [__] Supplemental Indenture.

     Section 6.2  Payment Upon Resignation or Removal.

     Upon termination of this [__] Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation that are payable pursuant to Section 6.6 of the Indenture. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to
Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                  ARTICLE VII

                         COVENANT TO LIST ON EXCHANGE

     Section 7.1  Listing on an Exchange.

     If the Debentures are distributed to the holders of the Securities issued by the Trust, and the Preferred Securities are then so listed, the Company will use its best efforts to list such Debentures on the NASDAQ Stock Market or on such other exchange as the Preferred Securities are then listed.

                                 ARTICLE VIII

                               FORM OF DEBENTURE

     Section 8.1  Form of Debenture.

     The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this [__] Supplemental Indenture.

                                  ARTICLE IX

                         ORIGINAL ISSUE OF DEBENTURES

     Section 9.1  Original Issue of Debentures.

     Debentures in the aggregate principal amount of $[__], may, upon execution of this [__] Supplemental Indenture or upon any written order of the Company setting forth the amount therefor, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer, its Secretary, any Assistant Treasurer, or any Assistant Secretary, without any further action by the Company.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1  Ratification of Indenture.

     The Indenture, as supplemented by this [__] Supplemental Indenture, is in all respects ratified and confirmed, and this [__] Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 10.2  Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this [__] Supplemental Indenture.

     Section 10.3  Governing Law.

     This [__] Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     Section 10.4  Counterparts.

     This [__] Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this [__] Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


[Seal]                              STERLING BANCSHARES, INC.

Attest:


By:                                 By:
   ----------------------------         ---------------------------------
Name:                               Name:
     --------------------------          --------------------------------
Title:                              Title:
      -------------------------           -------------------------------


                                    BANKERS TRUST COMPANY, as Trustee


                                    By:
                                        ---------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------

STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)


          On the ____ day of _____________ before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides in Houston, Texas; that he is __________________________ of Sterling Bancshares, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                               -------------------------------
                                               NOTARY PUBLIC, STATE OF TEXAS

[seal]                                         Commission expires:
                                                                  ------------

                                   EXHIBIT A

                          (FORM OF FACE OF DEBENTURE)

No. __________                                  Principal Amount: $____________
                                                   CUSIP No.___________________

     [IF THE DEBENTURE IS A GLOBAL DEBENTURE, INSERT: THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     IF THE DEPOSITARY FOR THIS DEBENTURE IS THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), THEN, UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                           STERLING BANCSHARES, INC.

      [__%] SERIES [__] JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                  DUE [______]

     Sterling Bancshares, Inc., a Texas corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______ or registered assigns, [the principal sum of] [$___________ Dollars]/1/ [specified on Schedule A attached hereto]/2/ on [___________] (subject to no earlier date having been designated in accordance with Article V of the [__] Supplemental Indenture to the Indenture, the "Stated Maturity Date"), unless previously prepaid or redeemed, and to pay interest on the outstanding principal amount hereof from [__________], or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the first day of March, June, September and December of each year, commencing [______], and on the Stated Maturity Date (each such date, an "Interest Payment Date") at the rate of [__]% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. In the event that any date on which the principal of, or interest on this Debenture is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Pursuant to the [__] Supplemental Indenture to the Indenture, in certain circumstances the Company will be required to pay Additional Sums and Compounded Interest (each as defined in the [__] Supplemental Indenture to the Indenture) with respect to this Debenture.

     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the 15th day of the month preceding the month in which the relevant Interest Payment Date falls. Payments of interest may be deferred by the Company pursuant to the provisions of Article IV of the [__] Supplemental Indenture to the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice

-----------------
/1/ Insert in Definitive Securities only.
/2/ Insert in Global Securities only.

whereof shall be given to the Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of and interest (including Compounded Interest and Additional Sums, if any) on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company by (i) check mailed to the Holder at such address as shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Sums, if any,) on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

     So long as no Event of Default has occurred and is continuing, and subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve the Company shall have the right, at any time, but only once, during the term of the Debentures, to reduce the term of the Debentures by selecting a date, not earlier than the Initial Optional Prepayment Date, as the new "Stated Maturity Date"; provided that such new "Stated Maturity Date" is an Interest Payment Date and provided further that such new "Stated Maturity Date" shall not be later than [__________] or be earlier than any date that has occurred.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each Holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such provisions shall for all purposes have the same effect although fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and sealed.

     Dated: ____________, _____________


                                    STERLING BANCSHARES, INC.


                                    By:
                                       ----------------------------------------
                                            Name:
                                            Title:

Attest:


By:
   -------------------------------
      Name:
      Title:

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

     Dated:  [______]

     This is one of the Securities referred to in the within-mentioned Indenture and [________] Supplemental Indenture.


BANKERS TRUST COMPANY,
as Trustee



By
   ------------------------------
        Authorized Signatory

                         (FORM OF REVERSE OF SECURITY)

     This Debenture is one of the series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of [_____], duly executed and delivered between the Company and Bankers Trust Company, as Trustee (the "Trustee"), as supplemented by the [__] Supplemental Indenture dated as of [_____] between the Company and the Trustee (the Indenture, as so supplemented, being referred to as the "Indenture") to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in the [__] Supplemental Indenture.

     Upon the occurrence and continuation of a Special Event, as defined in the [_______] Supplemental Indenture, prior to [___] (the "Initial Optional Prepayment Date"), the Company shall have the right, at any time within 180 days following the occurrence of such Special Event, to prepay this Debenture in whole (but not in part) at the Prepayment Price. "Prepayment Price" shall mean an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest on the Debenture to be so prepaid (including Compounded Interest and Additional Sums, if any) to the date of such prepayment.

     In addition, subject to the Company having received the prior approval of the Federal Reserve System (the "Federal Reserve"), if then required under applicable guidelines or policies of the Federal Reserve, and any other required regulatory approvals, the Company shall have the right to prepay this Debenture, in whole or in part, at any time on or after the Initial Optional Prepayment Date at the Prepayment Price.

     The Prepayment Price shall be paid prior to 12:00 noon, New York City time, on the date of such prepayment or at such earlier time as the Company determines, provided, that the Company shall deposit with the Trustee an amount sufficient to pay the applicable Prepayment Price by 10:00 a.m., New York City time, on the date such Prepayment Price is to be paid. Any prepayment pursuant to this paragraph will be made upon not less than 30 days or more than 60 days notice. If the Debentures are only partially prepaid by the Company pursuant to an Optional Prepayment, the particular Debentures to be prepaid shall be selected on a pro rata basis not more than 60 days prior to the date fixed for prepayment from the outstanding Debentures not previously called for prepayment, provided, however, that any such proration may be made on the basis of the aggregate principal amount of Debentures held by each Holder thereof and may be made by making such adjustments as the Company deems fair and appropriate in order that only Debentures in denominations of $25 or integral multiples thereof shall be prepaid.

     In the event of prepayment of this Debenture in part only, a new Debenture or Debentures for the portion hereof that has not been prepaid will be issued in the name of the Holder hereof upon the cancellation hereof.

     Notwithstanding the foregoing, any prepayment of Debentures by the Company shall be subject to the prior approval of the Federal Reserve, if such approval is then required under applicable capital guidelines or policies of the Federal Reserve, and the receipt of any other required regulatory approvals.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall, without the consent of each Holder of Debentures then outstanding and affected thereby, (i) extend or change the Stated Maturity Date of any Debentures (except as expressly permitted in accordance with the terms of any supplemental indenture establishing such series of Debentures in accordance with Section 2.2 of the Indenture), or reduce the principal amount thereof, or reduce any amount payable on redemption thereof, or reduce the rate of interest thereon, or extend the time of payment of interest thereon (except as expressly permitted in accordance with the terms of any supplemental indenture establishing such series of Debentures in accordance with Section 2.2 of the Indenture), or make the principal of, or interest on, the Debentures payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Debentures to institute suit for the payment thereof, or
(ii) reduce the aforesaid percentage amount of Debentures, the Holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each Holder of Debentures affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Compounded Interest and Additional Sums, if any) on this Debenture at the time and place and at the rate and in the money herein prescribed.

     So long as no Event of Default shall have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods, including the first such quarterly period during such extension period, and not extending beyond the Stated Maturity Date of the Securities (an "Extended Interest Payment Period") or ending on a date other than an Interest Payment Date, at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, (i) shall not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extended Interest Payment Period, (ii) shall not end on any date other than an Interest Payment Date, and (iii) shall not extend beyond the Stated Maturity Date of the Debentures. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

     The Company has agreed that it will not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of any class or series of the Company's capital stock solely into another class or series of the Company's capital stock, (d) the purchase of fractional shares resulting from such a reclassification or pursuant to the conversion or exchange provisions of such capital stock or any security convertible or exchangeable into shares of the Company's capital stock, and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans); (ii) make any payment of principal, interest on or repay or prepay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Debentures; or (iii) make any guarantee payments with respect to any guarantee (other than payments under the Preferred Securities Guarantee) by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Debentures, if at such time (1) there shall have occurred any event of which the Company has actual knowledge that (a) is or, with the giving of notice or the lapse of time, or both, would be, an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure,
(2) the Company shall be in default with respect to its payment obligations under the Preferred Securities Guarantee or (3) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period and any such extension shall be continuing.

     Subject to (i) the prior approval of the Federal Reserve, if such approval is then required under applicable capital guidelines or policies of the Federal Reserve and the receipt of any other required regulatory approval, and (ii) the receipt by the Company of an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Preferred Securities, the Company will have the right at any time to liquidate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

     The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Debenture is transferable by the holder hereof on the Securities Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any authenticating agent, any paying agent, any transfer agent and the registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and (subject to the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                   SCHEDULE A

     The initial aggregate principal amount of Debentures evidenced by the Certificate to which this Schedule is attached is ____________________ (having an aggregate liquidation amount of __________________). The notations in the following table evidence decreases and increases in the aggregate principal amount of the Debentures evidenced by such Certificate.

Decrease in aggregate     Increase in aggregate      Aggregate principal
 principal amount of       principal amount of      amount of Debentures
     Debentures                Debentures           remaining after such
                                                    decrease or increase      Notation by Registrar
----------------------------------------------------------------------------------------------------







----------------------------------------------------------------------------------------------------

     * Append to Global Debentures only.






                                  Schedule A